Exhibit 5.1 – Opinion of Lane & Waterman LLP

Joe R. Lane (1858-1931)
Charles M. Waterman (1847-1924)
Terry M. Giebelstein*
Curtis E. Beason
Robert V. P. Waterman, Jr.*
R. Scott Van Vooren*
Richard A. Davidson*
Michael P. Byrne*
Edmund H. Carroll*
Theodore F. Olt III*
Jeffrey B. Lang*
Judith L. Herrmann*
Robert B. McMonagle*
Christopher J. Curran*
Joseph C. Judge*
Jason J. O'Rourke*
Troy A. Howell*
Diane M. Reinsch*
Catherine E. E. Hult*
Mikkie R. Schiltz*
Diane E. Puthoff*
Wendy S. Meyer*
Ian J. Russell*
Benjamin J. Patterson*
Douglas R. Lindstrom, Jr.*
Abbey C. Furlong*

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

220 North Main Street, Suite 600
Davenport, Iowa 52801-1987
Telephone (563) 324-3246
Fax (563) 324-1616

      Writer's Direct Dial: (563) 333-6623
     E-Mail Address:  ecarroll@l-wlaw.com
      www.L-WLaw.com

 May 30, 2017

Samuel J. Skorepa*
Kurt P. Spurgeon*
Joshua J. McIntyre*
Brett R. Marshall*
Kyle R. Day*
Andrea D. Mason*
Timothy B. Gulbranson*
Trista M. Beise*

Registered Patent Attorney
April A. Price*

Of Counsel
Robert A. Van Vooren*
Thomas N. Kamp
C. Dana Waterman III
Charles E. Miller*
James A. Mezvinsky
David A. Dettmann*
Jeffrey W. Paul

    *Also Admitted in Illinois

Illinois Office
3551 7th Street, Suite 110
Moline, IL  61265

Lee Enterprises, Incorporated
201 N. Harrison Street
Davenport, IA 52801

Ladies and Gentlemen:

As counsel to Lee Enterprises, Incorporated, a Delaware corporation (the "Company"), we have examined the Registration Statement on Form S-8 (the "Registration Statement") to be filed with the Securities and Exchange Commission (the "Commission") in connection with the registration under the Securities Act of 1933, as amended (the "Securities Act"), of an aggregate of 300,000 shares of the Company's Common Stock, par value $0.01 per share (the "Common Stock") of the Company (the "Shares"), all of which are issuable under the Amended and Restated Lee Enterprises, Incorporation 1996 Stock Plan for Non-Employee Directors, effective February 22, 2017 (the "Stock Plan").

For purposes of this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true and complete copies of the originals, of the Stock Plan and such other documents, corporate records, certificates of officers of the Company and of public officials and other instruments as we have deemed necessary or advisable to enable us to render the opinions set forth below.  In our examination, we have assumed without independent investigation the genuineness of all signatures, the legal capacity and competency of all natural persons, the authenticity of all documents submitted to us as originals and the conformity to original documents of all documents submitted to us as copies.

Lee Enterprises, Incorporated
May 30, 2017

Based upon, subject to and limited by the foregoing, we are of the opinion that following (i) effectiveness of the Registration Statement, (ii) issuance of the Shares pursuant to the terms of the Stock Plan against payment therefor and (iii) due registration of the Shares on the books of the Company's transfer agent in the name or on behalf of the holders thereof, the Shares will be validly issued, fully paid and non-assessable.

We render no opinion herein as to matters involving the laws of any jurisdiction other than the Delaware General Corporation Law (the "DGCL").  This opinion is limited to the effect of the current state of the DGCL and to the facts as they currently exist.  We assume no obligation to revise or supplement this opinion in the event of future changes in such laws or the interpretations thereof or such facts.

We consent to the filing of this opinion as an exhibit to the Registration Statement, and we further consent to the use of our name under the caption "Legal Matters" in the Registration Statement and the prospectus that forms a part thereof.  In giving these consents, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act, or the Rules and Regulations of the Commission.

Sincerely, /s/ LANE & WATERMAN LLP